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                                                              smtc
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                                                defining manufacturing solutions

EXHIBIT 99.1

                SMTC Corporation Closes Acquisition of Qualtron

      Gains Leading Provider of Specialized Cable and Harness Assemblies
                    in Strategic and Accretive Transaction

SMTC Continues to Strategically Expand its Industry Leading Value Chain of EMS
               Services to Technology Companies Around the World

TORONTO - November 23, 2000 -- SMTC Corporation (Nasdaq: SMTX, TSE: SMX), a rapidly growing global electronics manufacturing services (EMS) provider to the technology industry, today announced it has closed its previously announced acquisition of privately held Qualtron Teoranta.

With its facilities in Ireland and Massachusetts, Qualtron is a leading provider of specialized cable and harness assemblies. Qualtron offers a broad range of services focusing on single-mode and multi-mode fiber optic connector assemblies and volume cable assemblies utilizing coaxial, ribbon cable, shielded and tight pair technologies.

The $26.3 million transaction was funded with 547,114 exchangeable shares of SMTC Manufacturing Corporation of Canada and $13.4 million of cash. Qualtron, with more than 300 employees in its European and North American operations, is expected to generate revenue of approximately U.S.$25 million during 2000.

"Qualtron's specialization in the quickly growing cable assembly, harness and interconnect portion of the EMS value chain, along with their focus on the optical networking space, is a solid match with our acquisition strategy criteria," commented Paul Walker, SMTC President and CEO. "This acquisition, in addition to being accretive to margins and earnings, broadens our technical capabilities while at the same time adding key OEM customers and extending our value added service offerings. We welcome Qualtron's employees and customers to the SMTC family."

"We are extremely excited to be part of and shareholders of SMTC," said Cillian Feiritear, Qualtron Managing Director. "As we evaluated opportunities to accelerate our scale and growth, joining with SMTC gave us the unique ability to leverage their industry leading growth, extensive global infrastructure and rapidly expanding customer base. As part of SMTC, we will begin to immediately offer our services to a wider range of customers and leverage our existing relationships to aggressively expand our business worldwide."

About the Company: SMTC Corporation is a leading global provider of advanced electronic manufacturing services to the technology industry. The Company's state of the art electronics manufacturing and technology centers are located in Appleton-Wisconsin, Austin-Texas, Boston-Massachusetts, Charlotte-North Carolina, Denver-Colorado, San Jose-California, Toronto-Canada, Cork-Ireland and Chihuahua-Mexico. SMTC offers
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technology companies and electronics OEMs a full range of value-added services including product design, procurement, prototyping, assembly, test, final system build, comprehensive supply chain management, packaging, global distribution and after-sales support. SMTC supports the needs of a growing, diversified OEM customer base within the networking, fixed and wireless communications and computing markets. SMTC is a public company with its common stock traded on the Nasdaq National Market System under the symbol SMTX and on the Toronto Stock Exchange under the symbol SMX. Visit SMTC's web site, www.smtc.com, for more information about the Company.

Note for Investors: The statements contained in this press release that are not purely historical are forward-looking statements which involve risk and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements. These statements may be identified by their use of forward-looking terminology such as "believes", "expect", "may", "should", "would", "will", "intends", "plans", "estimates", "anticipates" and similar words, and include, but are not limited to, statements regarding the expectations, intentions or strategies of SMTC Corporation. For these statements, we claim the protection of the safe harbor for forward-looking statements provisions contained in the Private Securities Litigation Reform Act of 1995. Discussion of the various risks and uncertainties that may cause future results to differ from forward-looking statements are contained in the Company's periodic filings with securities regulators, copies of which can be found at www.sedar.com. The forward-looking statements contained in this news release are made as of the date hereof and the Company assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ materially from those projected in the forward-looking statements.

For additional information, please contact:

Merle Besson
(905) 479-1810
merleb@smtc.com